NEWS RELEASE

FORWARD AIR CORPORATION CLOSES ACQUISITION OF CLP TOWNE INC.

GREENEVILLE, Tenn. - (BUSINESS WIRE) -     March 9, 2015 - Forward Air Corporation (NASDAQ:FWRD) today announced that its previously announced planned acquisition of CLP Towne Inc. (“Towne”) has formally closed. Founded in 1963, Towne is a full-service trucking provider offering time-sensitive less-than-truckload shipping, full truckload service, an extensive cartage network, container freight stations and dedicated trucking.

Forward Air acquired Towne for the aggregate purchase price of $125 million, subject to an adjustment for working capital. The transaction was funded with proceeds from Forward Air’s recently replaced credit facility. Excluding one-time deal-related costs, the transaction is expected to be accretive to 2015 earnings.

Raymond James & Associates, Inc. served as financial advisor to Forward Air, SJ Consulting Group, Inc. provided transportation consulting services and Carlton Fields Jorden Burt, P.A. was legal advisor for the transaction.

About Forward Air Corporation

Forward Air Corporation operates three business segments: Forward Air, Forward Air Solutions and Total Quality.

Through our Forward Air segment, we provide time-definite surface transportation and related logistics services to the North American expedited ground freight market. Our licensed property broker utilizes qualified motor carriers, including our own, and other third-party transportation companies, to offer our customers local pick-up and delivery (Forward Air Complete®) and scheduled surface transportation of cargo as a cost-effective, reliable alternative to air transportation. We transport cargo that must be delivered at a specific time but is less time-sensitive than traditional air freight. This type of cargo is frequently referred to in the transportation industry as deferred air freight. We also offer our customers an array of logistics and other services including: expedited full truckload (TLX); dedicated fleets; warehousing; customs brokerage; and shipment consolidation, deconsolidation and handling. Also included in the Forward Air segment are the services performed by Central States Trucking Co. and Central States Logistics, Inc. (“CST”), which we acquired in 2014. CST provides intermodal drayage, devanning, transloading and warehousing services.

Forward Air Solutions, which we formed in July 2007, provides pool distribution services throughout the Mid-Atlantic, Southeast, Midwest and Southwest continental United States. Pool distribution involves managing high-frequency, last mile handling and distribution of time-sensitive products to numerous destinations in specific geographic regions. Our primary customers for pool distribution are regional and nationwide distributors and specialty retailers, such as mall, strip mall and outlet-based retail chains.

TQI, which we acquired in March 2013, provides maximum security and temperature-controlled logistics services, primarily truckload services, to the life sciences sector (pharmaceutical and biotechnology products). In addition to core pharmaceutical services and other cold chain services, TQI provides truckload and less-than-truckload brokerage transportation services.

Important Information

This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance, including, without limitation, statements as to Towne or the anticipated benefits of the transaction. Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate Towne. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Rodney L. Bell, 423-636-7000
rbell@forwardair.com